UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2023

___________________

Zomedica Corp.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Suite 125, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2023, Zomedica Inc., a wholly-owned subsidiary of Zomedica Corp. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Zomedica Inc. acquired 100% of the capital stock of Structured Monitoring Products, Inc., a Florida corporation (“SMP”) from SMP’s shareholders (“Sellers”).

SMP is the maker of VetGuardian, a zero-touch vital signs remote monitoring system that improves the quality of care for pets during recovery from surgery and for those staying in clinic overnight. The system provides real-time remote monitoring of the pet’s vital signs with the ability to alert staff if the vital signs fall outside preset ranges (the “Acquisition”).

The parties valued SMP at $18,000,000. In connection, with the acquisition, the Company converted $2,750,000 in convertible debt (plus accrued interested) owed by SMP to the Company into equity totaling 28.7% outstanding equity of SMP, which has an implied value of $5,095,196 based upon the parties agreed enterprise value of SMP. Following working capital adjustments and deduction of transaction expenses, Zomedica paid $12,656,676 for the balance of the SMP equity. The cash purchase price was funded through a $250,000 deposit previously paid to SMP and $12,406,677 of cash on hand. The Acquisition was consummated on September 5, 2023.

The Purchase Agreement contains customary representations, warranties and covenants of the Sellers and the Company. The Purchase Agreement also contains indemnification provisions pursuant to which the Sellers have agreed to jointly and severally indemnify Zomedica against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants. The parties have escrowed $1,295,000 as an indemnity escrow.

For reference, the Purchase Agreement has been appended to this report as Exhibit 2.1 and is incorporated herein. However, the provided description of the Purchase Agreement and the corresponding transactions is not exhaustive and should be regarded as qualified in entirety by the Purchase Agreement's actual contents.

This inclusion of the Purchase Agreement in the report is intended to furnish investors and security holders with insights into its terms. It should not be construed as furnishing any other factual information regarding the Sellers, the Company, or any of their respective businesses, subsidiaries, or affiliates. The representations, warranties, and covenants within the Purchase Agreement were made solely for the agreement's purposes, as of specific dates, and for the benefit of the parties involved in the Purchase Agreement. Consequently, investors are cautioned against relying on these representations, warranties, and covenants, as well as any descriptions thereof, as characterizations of the factual state or condition of the Sellers, the Company, or any of their subsidiaries or affiliates.

Zomedica issued a press release on September 5, 2023 announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement dated September 4, 2023 by and between Zomedica Inc., Sellers and SMP VG Holdco Inc.
99.1	Press Release dated September 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zomedica Corp.

	By:	/s/ Karen DeHaan
Karen DeHaan-Fullerton
General Counsel

Date: September 5, 2023

3